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EXHIBIT 10.42



                           RESTRICTED STOCK AGREEMENT

                             WANG LABORATORIES, INC.
                         EMPLOYEES' STOCK INCENTIVE PLAN


Name of Grantee:  Joseph M. Tucci

No. of Shares: 230,000

Grant Date:  March 26, 1997

Purchase Price:  $.01 per share


         Pursuant to the Wang Laboratories, Inc. Employees' Stock Incentive Plan (the "Plan") as amended through the date hereof, Wang Laboratories, Inc. (the "Company") hereby grants a Restricted Stock Award (an "Award") to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the "Stock"), of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

         1. ACCEPTANCE OF AWARD. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Agreement. Upon acceptance of this Award by the Grantee, and payment of the Purchase Price as specified herein, certificates evidencing the Stock so accepted shall be issued and delivered to the Company to be held for the Grantee, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such Stock, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below.

         2. RESTRICTIONS AND CONDITIONS.

                  (a) Certificates evidencing the Restricted Stock granted hereby shall bear an appropriate legend, as set forth in the Plan.

                  (b) Restricted Stock granted hereby may not be sold, exchanged, transferred, assigned, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

                  (c) Subject to Section 3(b) below, if the Grantee ceases to be an employee of the Company or any of its subsidiaries prior to the expiration or other termination of the applicable restrictions, any Restricted Stock granted to the Grantee which is still subject to


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restriction shall (i) if no purchase price had been paid for such Restricted
Stock, be forfeited and all rights of the Grantee to such Restricted Stock shall terminate without further obligation on the part of the Company; or (ii) if a purchase price had been paid for such Restricted Stock, be deemed to be offered for sale by the Grantee to the Company for a period of thirty (30) days after the date of such cessation of employment at a price (the "Option Price") equal to the lesser of (x) the fair market price of the stock at such time or (y) the purchase price set forth on the first page of this agreement (the "Purchase Option").

         3.       VESTING OF RESTRICTED STOCK.

                  (a) The restrictions and conditions in Section 2 above shall terminate as to the percentage of the total number of shares of Restricted Stock subject hereto on the dates respectively indicated below (each a "Vesting Date"):

         Percent of Total Shares Vested             Vesting Date

                  50%                               March 26, 1998
                  50%                               March 26, 1999


Subsequent to a Vesting Date, the shares of Restricted Stock on which such restrictions and conditions terminated on such date shall no longer be Restricted Stock. The Organization, Compensation and Nominating Committee of the Company's Board of Directors (the "Committee") may accelerate the vesting schedule specified in this Section 3(a) in accordance with the terms of the Plan.

                  (b) If, prior to any Vesting Date, (i) the Grantee ceases to be an employee of the Company or any of its subsidiaries by reason of death, Permanent Disability or Retirement, (ii) the Grantee terminates his employment with the Company by reason of an Involuntary Termination (as defined in amended and restated employment agreement, dated March 26, 1997, by and between the Company and the Grantee), (iii) the Company terminates the Grantee's employment other than for cause (as defined below) or (iv) a Change in Control occurs, all restrictions and conditions set forth herein shall terminate as to all of the shares of Restricted Stock subject hereto. For the purpose of this Agreement, the term "cause" shall mean willful misconduct by the Grantee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation the breach of any provision of the Company's Standards of Ethics and Business Conduct Guide, or breach by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Grantee and the Company), as determined by the Company, which determination shall be conclusive.

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         4.       EXERCISE OF PURCHASE OPTION AND CLOSING.

                  (a) The Company may exercise the Purchase Option by delivering or mailing to the Grantee (or his estate), in accordance with notice provisions of Section 11, within 30 days after the cessation of the employment of the Grantee, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 30-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 30-day period.

                  (b) After the time the Company exercises the Purchase Option, the Company shall not pay any dividend to the Grantee on account of such Shares (other than any dividend the record date for which is prior to such exercise) or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

                  (c) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Grantee to the Company or in cash (by check) or both.

                  (d) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a share resulting from a computation made pursuant to Section 3 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

         5. EFFECT OF PROHIBITED TRANSFER. The Company shall not be required to
(a) transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) treat as owner of such Shares or pay dividends to any transferee to whom any such Shares shall have been sold or transferred.

         6. DIVIDENDS AND VOTING RIGHTS. During the Restricted Period, the Grantee shall have the right to receive all dividends payable with respect to the Restricted Shares and to exercise the voting rights attaching to the Restricted Shares.

         7. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and this instrument, the terms of the Plan shall prevail. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

         8. TRANSFERABILITY. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The name or names of the Grantee's beneficiary or beneficiaries, to receive, in the event of the Grantee's death, any right to which the Grantee would be entitled under the Plan, is (are) set forth at the end of this Agreement.

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         9. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The shares of stock subject to this Award are shares of Common Stock of the Company. If the shares of the Company's Common Stock as a whole are increased or decreased, changed into, or exchanged for a different number or kind of share or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares, and the Purchase Price per share, if any, of shares subject to this Award. Adjustments under this Section 9 shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive.

         10. TAX WITHHOLDING. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to (i) tender back to the Company vested shares of Stock received pursuant to a grant, (ii) deliver to the Company previously acquired Stock, or (iii) reimburse the Company in cash, in order to satisfy part or all of the obligation for any taxes required to be withheld or otherwise deducted and paid by the Company or any such subsidiary in respect of the Stock subject to this Award. If the Grantee fails to make an election fully satisfying the Grantee's obligations, the Grantee shall be deemed to have made an election pursuant to clause (i) of the immediately preceding sentence to the extent of such unsatisfied obligation.

         11.      MISCELLANEOUS.

                  (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

                  (b) This Agreement does not confer upon the Grantee any rights with respect to continuance of employment by the Company or any subsidiary.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

                  (d) Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee.

                  (e) This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

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                  (f) Whenever the context may require, any pronouns used in this Agreement shall include all corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  (g) This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

                  (h) This Agreement may be amended or modified only by a written instrument executed by both the Company and the Grantee.

                  (i) This Agreement shall be construed, interpreted and enforced in accordance with the law of the Commonwealth of Massachusetts.

                                            WANG LABORATORIES, INC.

                                            By:  /s/ Joseph J. Kroger
                                               ---------------------------------
                                                 Joseph J. Kroger
                                                 Chairman, Organization,
                                                 Compensation and Nominating
                                                 Committee of Board of Directors


the foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:   March 26, 1997                     /s/ Joseph M. Tucci
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                                           Grantee's Signature

                                           Grantee's Name and Address:

                                           Joseph M. Tucci
                                           10 Mountain Laurel Boulevard, #604
                                           Nashua, New Hampshire  03060


Name of Grantee's Beneficiary:             Beneficiary's Address:


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                  WANG LABORATORIES, INC. RESTRICTED STOCK PLAN
                           TAX WITHHOLDING PROCEDURES


Name
Address



         On [____________________], you were granted a Restricted Stock Award under the Wang Laboratories, Inc. Employees Stock Incentive Plan. The restrictions and conditions with respect to xxxx of shares of Restricted Stock will lapse on [________________], and the value of such shares, based upon the closing price of the Stock on [__________________]will be taxable to you in [___]. As described in Section 10 of the Restricted Stock Agreement, applicable Federal, state and local tax withholding requirements will be satisfied by withholding vested shares of Stock otherwise issuable under your grant unless you elect to (i) deliver to the Company previously acquired shares, or (ii) reimburse the Company in cash or by check.

         The exact dollar amount of required tax withholding cannot be calculated until after [_____________], when the value of the shares issuable under your Award becomes determinable. If you elect to pay the withholding taxes in cash or by check, or by delivery of shares of Stock you already own, Benefits Administration will advise you by letter in [_________]of the exact dollar amount due. Otherwise, the Company will use [xxxx] vested shares of Stock held by the Company in satisfaction of tax withholding requirements based upon applicable Social Security (FICA) tax and Federal, state, and local income tax withholding tables.

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_____    I elect to pay withholding taxes on the shares in cash or by check.

_____ I elect to sell to the Company shares of Stock I already own. (Share certificates must be delivered to Benefits Administration by [________________].)

_____ Please pay withholding taxes with vested shares held by the Company under my grant. (If you are electing this option, it is not necessary to return this election form.)


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Employee Signature                                         Date